EXHIBIT 99.1

Cardtronics Announces Fourth Quarter and Full-Year 2013 Results

HOUSTON, Feb. 6, 2014 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner, today announced its financial and operational results for the quarter and year ended December 31, 2013.

Key financial statistics in the fourth quarter of 2013 as compared to the fourth quarter of 2012 include:

  Total revenues of $241.9 million, up 22% from $198.4 million.
  ATM operating revenues of $234.6 million, up 22% from $192.8 million.
  Adjusted Net Income per diluted share of $0.49, up 20% from $0.41.
  Adjusted EBITDA of $57.3 million, up 14% from $50.1 million.
  GAAP net income of $7.5 million or $0.16 per diluted share, compared to $11.2 million net income or $0.25 per diluted share. GAAP net income was negatively impacted in the fourth quarter of 2013 by acquisition integration-related costs associated with the Company's acquisition of Cardpoint Limited ("Cardpoint") completed in August 2013.

Steve Rathgaber, the company's chief executive officer commented, "Our fourth quarter results were once again driven by strong contributions from our recent acquisitions and continued organic growth. For the full year 2013, we grew our ATM operating revenues by 15% and Adjusted Net Income per diluted share by 20%, while making investments to sustain continued growth and to further diversify our revenues and profits. Looking forward to 2014, the Company is well positioned to continue its success of delivering double-digit revenue and earnings growth."

RECENT HIGHLIGHTS

  Multi-year extension of the contract covering over 3,200 ATMs in Walgreen's pharmacies.
  Execution of bank branding agreements to brand over 300 ATMs in H-E-B grocery stores, with BBVA Compass and Frost Bank.
  Successful private offering of $287.5 million of convertible senior notes due 2020.
  Execution of an agreement with a major UK supermarket brand to place approximately 115 ATMs in its stores.
  Long-term extension of a contract with Roadchef, a major motorway service area operator in the U.K., to continue operating ATMs in approximately 70 locations.
  Addition of Blackhawk Network to the Allpoint Network, providing surcharge-free access to T-Mobile customers through their T-Mobile Visa Prepaid Card and Mobile Money app.
  The announcement of the acquisition of the assets of Automated Financial, a Chandler, Arizona-based operator of approximately 2,100 ATMs.

Effects of foreign currency exchange rate movements had an insignificant impact on reported consolidated revenues, Adjusted EBITDA and Adjusted Net Income per diluted share during the quarter.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this press release for definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Gross Profit Margin, Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this press release.

FOURTH QUARTER RESULTS

Consolidated revenues totaled $241.9 million for the fourth quarter of 2013, representing a 22% increase from the $198.4 million in consolidated revenues generated during the fourth quarter of 2012. Our ATM operating revenues were also up 22% from the fourth quarter of 2012. The increase in ATM operating revenues was primarily driven by revenues attributable to businesses acquired over the past year, accounting for seventeen percentage points of the 22% ATM operating revenue growth. The remaining 5% is attributable to organic growth with new and existing merchants and financial institution customers.

Adjusted EBITDA for the fourth quarter of 2013 totaled $57.3 million, compared to $50.1 million during the fourth quarter of 2012, and Adjusted Net Income totaled $21.7 million ($0.49 per diluted share) compared to $18.3 million ($0.41 per diluted share) during the fourth quarter of 2012. The increases in Adjusted EBITDA and Adjusted Net Income per diluted share were driven by the factors discussed above that impacted the Company's revenue growth. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP net income for the fourth quarter of 2013 totaled $7.5 million, compared to GAAP net income of $11.2 million during the same quarter in 2012. The decrease in GAAP net income from the fourth quarter of 2012 was primarily due to acquisition and integration-related costs during the quarter associated with the Company's recent Cardpoint acquisition that was completed in August 2013. The Cardpoint acquisition also drove an increase in intangible asset amortization as a result of fair value adjustments, primarily related to customer relationship intangible assets. Additionally, our loss on disposal of assets increased year-over-year primarily as a result of de-installing certain underperforming ATMs in Mexico.

Partially offsetting these higher expenses were the same positive factors impacting Adjusted EBITDA and Adjusted Net Income, as discussed above.

FULL-YEAR RESULTS

For the year ended December 31, 2013, consolidated revenues totaled $876.5 million, representing a 12% increase from the $780.4 million in consolidated revenues generated during the same period in 2012. Of the 12% year-over-year increase, 8% was driven by revenues attributable to businesses acquired over the past year, with the remaining 4% increase attributable to a combination of increases in transactions per ATM, unit growth, increased revenues from higher bank branding and network branding revenues, and growth in Allpoint, partly offset by a $14.5 million reduction in ATM product sales and other revenues. ATM operating revenues, which exclude the decrease in ATM product sales and other revenues, were up 15% (6% on an organic basis) for the year ended December 31, 2013. The year-over-year decline in ATM product sales is attributable to decreased equipment sales associated with updated requirements under the Americans with Disabilities Act (ADA), which became effective in the first quarter of 2012 and caused continued demand for new ATM equipment even after the first quarter 2012 deadline. As the Company's ATM product sales are generally much lower margin revenues than its ATM operating revenues, the $14.5 million revenue decline from 2012 did not have a significant impact on the Company's profitability in the current year's results.

Adjusted EBITDA totaled $218.8 million for the year ended December 31, 2013, representing a 15% increase over the $189.5 million in Adjusted EBITDA for the same period in 2012, and Adjusted Net Income totaled $86.2 million ($1.93 per diluted share) for the year ended December 31, 2013, up 20% on a per share basis from $70.6 million ($1.61 per diluted share) during the same period in 2012. The increases in both Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors discussed above for the Company's quarterly results.

GAAP net income for the year ended December 31, 2013 totaled $23.8 million, compared to $43.6 million during the same period in 2012. The decrease in GAAP net income from the year ended December 31, 2012 was due to several factors, including higher acquisition-related expenses, primarily associated with the Cardpoint acquisition, which were up $12.1 million. Additionally, certain nonrecurring charges taken in the year including $8.7 million related to U.K. property taxes and $13.8 million in income tax expense related to the restructuring of the Company's U.K. business negatively impacted GAAP net income. These effects were partially offset by the same positive factors impacting Adjusted EBITDA and Adjusted Net Income discussed above.

2014 GUIDANCE

Below is the Company's financial guidance for the year ending December 31, 2014:

  Revenues of $980.0 million to $1 billion;
  Adjusted Gross Profit Margin of approximately 33.0% to 33.5%;
  Adjusted EBITDA of $236.0 million to $243.0 million;
  Depreciation and accretion expense of approximately $74.5 million to $76.5 million, net of noncontrolling interests;
  Cash interest expense of approximately $17.0 million to $17.5 million, net of noncontrolling interests;
  Adjusted Net Income of $2.20 to $2.27 per diluted share, based on approximately 44.7 million weighted average diluted shares outstanding; and
  Capital expenditures of approximately $95.0 million to $100.0 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. Additionally, this guidance is based on average foreign currency exchange rates for the remainder of the year of $1.60 U.S. to £1.00 U.K., $13.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.95 U.S., and €1.00 Euros to $1.37 U.S.

LIQUIDITY

The Company continues to maintain a strong liquidity position, with $300.4 million in available borrowing capacity under its $375.0 million revolving credit facility as of December 31, 2013 and $86.9 million in cash. The Company's outstanding indebtedness as of December 31, 2013 consisted of $200.0 million in senior subordinated notes due 2018, the newly issued $287.5 million convertible senior notes due 2020 (of which $216.6 million is recorded as long-term debt on our balance sheet, with the remaining balance in additional paid-in capital), $72.5 million in borrowings under its revolving credit facility due 2016, and $1.3 million in equipment financing notes associated with its majority-owned Mexico subsidiary.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income, Adjusted Gross Profit Margin, Adjusted Net Income per diluted share, and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, nonrecurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes acquisition-related expenses, certain other non-operating and nonrecurring costs, loss on disposal of assets, the Company's obligations for the payment of income taxes, interest expense and other obligations such as capital expenditures, and an adjustment for noncontrolling interest. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization expense, loss on disposal of assets, stock-based compensation expense, certain other expense (income) amounts, nonrecurring expenses, and acquisition-related expenses, and using an assumed tax rate of 35% through June 30, 2013 and 33.5% thereafter, with certain adjustments for noncontrolling interests. Adjusted Gross Profit Margin is calculated excluding certain nonrecurring costs from the cost of ATM operating revenues. Adjusted EBITDA %, Adjusted Pre-tax Income %, and Adjusted Net Income % are calculated by taking the respective non-GAAP financial measures over GAAP total revenues. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by average weighted diluted shares outstanding. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, February 6, 2014, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter and year ended December 31, 2013. To access the call, please call the conference call operator at:

Dial in:	(877) 806-7890
Alternate dial-in:	(973) 935-8713

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics Fourth Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, February 20, 2014, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 31099145 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through March 7, 2014.

ABOUT CARDTRONICS (NASDAQ: CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates approximately 80,600 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America's most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company's current expectations, beliefs, assumptions or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this press release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to respond to recent and future network and regulatory changes, including requirements surrounding Europay, MasterCard and Visa ("EMV") security standards;
  the Company's ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to pursue and successfully integrate acquisitions, including the acquisition of Cardpoint that was completed in August 2013;
  the Company's ability to provide new ATM solutions to retailers and financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent thefts of cash and data security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates;
  the Company's ability to successfully implement its corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the additional risks the Company is exposed to in its U.K. armored transport business; and
  the Company's ability to retain its key employees.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2013 and 2012
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$ 234,559	$ 192,813	$ 854,196	$ 743,662
ATM product sales and other revenues	7,386	5,547	22,290	36,787
Total revenues	241,945	198,360	876,486	780,449
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization shown separately below)	156,598	128,370	573,959	502,682
Cost of ATM product sales and other revenues	7,021	5,480	21,328	33,405
Total cost of revenues	163,619	133,850	595,287	536,087
Gross profit	78,326	64,510	281,199	244,362
Operating expenses:
Selling, general, and administrative expenses	25,598	17,569	84,592	65,525
Acquisition-related expenses	7,858	1,474	15,400	3,332
Depreciation and accretion expense	19,424	17,256	68,480	61,499
Amortization expense	7,509	5,260	27,336	21,712
Loss on disposal of assets	2,321	1,003	2,790	1,787
Total operating expenses	62,710	42,562	198,598	153,855
Income from operations	15,616	21,948	82,601	90,507
Other expense (income):
Interest expense, net	5,585	5,195	21,155	21,161
Amortization of deferred financing costs and bond discounts	1,196	227	1,931	896
Other income	(120)	(733)	(3,150)	(1,821)
Total other expense	6,661	4,689	19,936	20,236
Income before income taxes	8,955	17,259	62,665	70,271
Income tax expense	3,239	6,325	42,018	27,009
Net income	5,716	10,934	20,647	43,262
Net loss attributable to noncontrolling interests	(1,751)	(267)	(3,169)	(329)
Net income attributable to controlling interests and available to common stockholders	$ 7,467	$ 11,201	$ 23,816	$ 43,591

Net income per common share – basic	$ 0.16	$ 0.25	$ 0.52	$ 0.97
Net income per common share – diluted	$ 0.16	$ 0.25	$ 0.52	$ 0.96

Weighted average shares outstanding – basic	44,364,436	43,873,526	44,371,313	43,469,175
Weighted average shares outstanding – diluted	44,518,525	44,153,157	44,577,635	43,875,332

Condensed Consolidated Balance Sheets
As of December 31, 2013 and 2012

	December 31, 2013	December 31, 2012
	(In thousands)
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$ 86,939	$ 13,861
Accounts and notes receivable, net	58,274	45,135
Inventory	5,302	4,389
Restricted cash, short-term	14,896	8,298
Current portion of deferred tax asset, net	21,202	13,086
Prepaid expenses, deferred costs, and other current assets	20,159	30,980
Total current assets	206,772	115,749
Property and equipment, net	270,966	236,238
Intangible assets, net	161,615	102,573
Goodwill	404,491	285,696
Deferred tax asset, net	9,680	26,468
Prepaid expenses, deferred costs, and other assets	2,679	2,168
Total assets	$ 1,056,203	$ 768,892

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and notes payable	$ 1,289	$ 1,467
Current portion of other long-term liabilities	35,597	27,220
Accounts payable and other accrued and current liabilities	177,909	102,884
Total current liabilities	214,795	131,571
Long-term liabilities:
Long-term debt	489,225	353,352
Asset retirement obligations	60,665	41,862
Deferred tax liability, net	5,668	182
Other long-term liabilities	38,736	93,121
Total liabilities	809,089	620,088
Stockholders' equity	247,114	148,804
Total liabilities and stockholders' equity	$ 1,056,203	$ 768,892

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands)

United States	$ 172,135	$ 157,927	$ 665,709	$ 636,328
Europe	65,059	33,395	178,855	117,814
Other International	7,899	10,362	40,704	36,483
Eliminations	(3,148)	(3,324)	(8,782)	(10,176)
Total revenues	$ 241,945	$ 198,360	$ 876,486	$ 780,449

Breakout of ATM operating revenues:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands)

Surcharge revenues	$ 107,338	$ 88,408	$ 392,931	$ 351,059
Interchange revenues	79,262	63,750	278,295	241,641
Bank branding and surcharge-free network revenues	36,640	32,571	142,266	119,490
Managed services revenues	5,826	4,269	20,568	16,269
Other revenues	5,493	3,815	20,136	15,203
Total ATM operating revenues	$ 234,559	$ 192,813	$ 854,196	$ 743,662

Total cost of revenues by segment:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands)

United States	$ 109,671	$ 102,395	$ 426,635	$ 423,813
Europe	48,520	26,202	140,812	93,030
Other International	8,247	8,426	36,122	28,909
Eliminations	(2,819)	(3,173)	(8,282)	(9,665)
Total cost of revenues	$ 163,619	$ 133,850	$ 595,287	$ 536,087

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands)

Merchant commissions	$ 72,933	$ 61,701	$ 270,410	$ 242,569
Vault cash rental expense	13,142	12,378	49,356	49,258
Other costs of cash	20,731	18,077	78,512	68,406
Repairs and maintenance	16,778	12,415	56,987	52,540
Communications	6,657	5,510	23,007	21,313
Transaction processing	4,357	1,943	12,334	8,088
Stock-based compensation	260	176	911	930
Other expenses	21,740	16,170	82,442	59,578
Total cost of ATM operating revenues	$ 156,598	$ 128,370	$ 573,959	$ 502,682

Breakout of selling, general, and administrative expenses:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands)

Employee costs	$ 13,633	$ 9,470	$ 44,728	$ 33,927
Stock-based compensation	3,149	2,243	11,413	10,180
Professional fees	2,036	1,734	7,950	7,255
Other	6,780	4,122	20,501	14,163
Total selling, general, and administrative expenses	$ 25,598	$ 17,569	$ 84,592	$ 65,525

Depreciation and accretion expense by segment:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands)

United States	$ 11,059	$ 10,371	$ 41,450	$ 37,837
Europe	7,293	5,754	22,448	19,894
Other International	1,072	1,131	4,582	3,768
Total depreciation and accretion expense	$ 19,424	$ 17,256	$ 68,480	$ 61,499

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	December 31, 2013	December 31, 2012
	(In thousands)
8.25% senior subordinated notes	$ 200,000	$ 200,000
1.00% convertible senior notes (1)	216,635	—
Revolving credit facility	72,547	152,000
Equipment financing notes	1,332	2,819
Total long-term debt	$ 490,514	$ 354,819

(1) The total principal amount outstanding for these instruments is $287.5 million, but in accordance with U.S. GAAP the estimated fair value of the conversion feature at issuance was recorded as additional paid-in capital within equity. The net debt amount is being accreted over the term of the notes to the full principal amount ($287.5 million).

Share count rollforward:

Total shares outstanding as of December 31, 2012		44,641,224
Shares repurchased		(831,374)
Shares issued – restricted stock grants and stock options exercised		368,150
Shares vested – restricted stock units		269,824
Shares forfeited – restricted stock awards		(71,872)
Total shares outstanding as of December 31, 2013		44,375,952

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands)

Cash provided by operating activities	$ 61,082	$ 42,063	$ 183,557	$ 136,388
Cash used in investing activities	(34,174)	(15,287)	(266,740)	(113,764)
Cash provided by (used in) financing activities	41,391	(24,092)	154,988	(14,084)
Effect of exchange rate changes on cash	84	80	1,273	(255)
Net increase in cash and cash equivalents	68,383	2,764	73,078	8,285
Cash and cash equivalents at beginning of period	18,556	11,097	13,861	5,576
Cash and cash equivalents at end of period	$ 86,939	$ 13,861	$ 86,939	$ 13,861

Key Operating Metrics – Excluding Acquisitions in All Periods Presented
For the Three and Twelve Months Ended December 31, 2013 and 2012
(Unaudited)

The following table excludes the effect of acquisitions in the three and twelve months ended December 31, 2013 for comparative purposes:

EXCLUDING ACQUISITIONS	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Average number of transacting ATMs:
United States: Company-owned	28,685	27,177	28,023	26,049
United Kingdom	4,610	4,298	4,405	3,999
Mexico	2,195	2,745	2,533	2,797
Canada	1,212	1,214	1,130	851
Subtotal	36,702	35,434	36,091	33,696
United States: Merchant-owned	18,928	20,554	15,782	17,773
Average number of transacting ATMs: ATM operations	55,630	55,988	51,873	51,469

U.S.: Managed services - Turnkey	2,168	2,170	2,191	2,087
U.S.: Managed services - Processing Plus	5,819	3,853	5,013	3,841
U.K.: Managed services	21	21	21	21
Canada: Managed services	100	98	26	25
Average number of transacting ATMs: Managed services	8,108	6,142	7,251	5,974

Total average number of transacting ATMs	63,738	62,130	59,124	57,443

Total transactions (in thousands):
ATM operations	208,840	190,825	790,893	704,809
Managed services	13,535	10,236	49,171	39,856
Total transactions	222,375	201,061	840,064	744,665

Total cash withdrawal transactions (in thousands):
ATM operations	121,697	116,969	478,561	443,312
Managed services	8,579	6,496	31,612	25,287
Total cash withdrawal transactions	130,276	123,465	510,173	468,599

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	729	696	769	718

ATM operating revenues	$ 1,179	$ 1,123	$ 1,237	$ 1,178
Cost of ATM operating revenues (1)	795	743	824	792
ATM operating gross profit (1) (2)	$ 384	$ 380	$ 413	$ 386

ATM operating gross profit margin (1) (2)	32.6%	33.8%	33.4%	32.8%

(1) Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations. Additionally, the three and twelve months ended December 31, 2013 excludes $0.3 million and $8.7 million, respectively, of nonrecurring expense related to retroactive property taxes on certain ATM locations in the U.K.
(2) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Including Acquisitions in All Periods Presented
For the Three and Twelve Months Ended December 31, 2013 and 2012
(Unaudited)

INCLUDING ACQUISITIONS	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Average number of transacting ATMs:
United States: Company-owned	29,118	27,177	28,333	26,049
United Kingdom	11,516	4,298	7,450	3,999
Mexico	2,195	2,745	2,533	2,797
Canada	1,623	1,214	1,600	851
Germany	843	—	365	—
Subtotal	45,295	35,434	40,281	33,696
United States: Merchant-owned	21,707	20,554	21,072	17,773
Average number of transacting ATMs: ATM operations	67,002	55,988	61,353	51,469

U.S.: Managed services - Turnkey	2,168	2,170	2,191	2,087
U.S.: Managed services - Processing Plus	11,259	3,853	8,220	3,841
U.K.: Managed services	21	21	21	21
Canada: Managed services	301	98	306	25
Average number of transacting ATMs: Managed services	13,749	6,142	10,738	5,974

Total average number of transacting ATMs	80,751	62,130	72,091	57,443

Total transactions (in thousands):
ATM operations	243,363	190,825	860,062	704,809
Managed services	17,555	10,236	60,027	39,856
Total transactions	260,918	201,061	920,089	744,665

Total cash withdrawal transactions (in thousands):
ATM operations	142,002	116,969	521,282	443,312
Managed services	11,715	6,496	40,223	25,287
Total cash withdrawal transactions	153,717	123,465	561,505	468,599

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	706	696	708	718

ATM operating revenues	$ 1,132	$ 1,123	$ 1,127	$ 1,178
Cost of ATM operating revenues (1)	756	743	744	792
ATM operating gross profit (1) (2)	$ 376	$ 380	$ 383	$ 386

ATM operating gross profit margin (1) (2)	33.2%	33.8%	34.0%	32.8%

(1) Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations. Additionally, the three and twelve months ended December 31, 2013 excludes $0.3 million and $8.7 million, respectively, of nonrecurring expense related to retroactive property taxes on certain ATM locations in the U.K.
(2) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Ending Machine Count
As of December 31, 2013 and 2012
(Unaudited)

	As of December 31,
Ending number of transacting ATMs:	2013	2012
United States: Company-owned	29,425	27,573
United Kingdom	11,522	4,307
Mexico	1,984	2,729
Canada	1,621	1,549
Germany	856	—
Subtotal	45,408	36,158
United States: Merchant-owned	21,576	20,237
Ending number of transacting ATMs: ATM operations	66,984	56,395

United States: Managed services - Turnkey	2,169	2,186
United States: Managed services - Processing Plus	11,155	3,864
United Kingdom: Managed services	21	21
Canada: Managed services	265	294
Ending number of transacting ATMs: Managed services	13,610	6,365

Total ending number of transacting ATMs	80,594	62,760

Reconciliation of Net Income Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and
Adjusted Net Income
For the Three and Twelve Months Ended December 31, 2013 and 2012
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands, except share and per share amounts)
Net income attributable to controlling interests	$ 7,467	$ 11,201	$ 23,816	$ 43,591
Adjustments:
Interest expense, net	5,585	5,195	21,155	21,161
Amortization of deferred financing costs and bond discounts	1,196	227	1,931	896
Income tax expense	3,239	6,325	42,018	27,009
Depreciation and accretion expense	19,424	17,256	68,480	61,499
Amortization expense	7,509	5,260	27,336	21,712
EBITDA	$ 44,420	$ 45,464	$ 184,736	$ 175,868

Add back:
Loss on disposal of assets	2,321	1,003	2,790	1,787
Other income (1)	(120)	(732)	(3,150)	(1,830)
Noncontrolling interests (2)	(970)	(451)	(2,399)	(1,668)
Stock-based compensation expense (3)	3,402	2,408	12,290	11,072
Acquisition-related expenses (4)	7,858	1,474	15,400	3,332
Other adjustments to cost of ATM operating revenues (5)	311	—	8,670	—
Other adjustments to selling, general, and administrative expenses (6)	59	972	505	972
Adjusted EBITDA	$ 57,281	$ 50,138	$ 218,842	$ 189,533
Less:
Interest expense, net (3)	5,567	5,161	21,057	20,990
Depreciation and accretion expense (3)	19,051	16,857	66,857	59,983
Adjusted pre-tax income	32,663	28,120	130,928	108,560
Income tax expense (7)	10,942	9,842	44,777	37,996
Adjusted Net Income	$ 21,721	$ 18,278	$ 86,151	$ 70,564

Adjusted Net Income per share	$ 0.49	$ 0.42	$ 1.94	$ 1.62
Adjusted Net Income per diluted share	$ 0.49	$ 0.41	$ 1.93	$ 1.61

Weighted average shares outstanding - basic	44,364,436	43,873,526	44,371,313	43,469,175
Weighted average shares outstanding - diluted	44,518,525	44,153,157	44,577,635	43,875,332

(1) Other income during the three and twelve months ended December 31, 2012 exclude unrealized and realized (gains) losses related to derivatives not designated as hedging instruments.
(2) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(3) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest stockholders.
(4) Acquisition-related expenses include nonrecurring costs incurred for professional and legal fees and certain transition and integration-related costs, including contract termination costs, related to acquisitions.
(5) Adjustment to cost of ATM operating revenues for the three and twelve months ended December 31, 2013 is related to the nonrecurring charge for retroactive property taxes on certain ATM locations in the U.K.
(6) Adjustment to selling, general, and administrative expenses represents nonrecurring severance related costs associated with management of the Company's U.K. operation.
(7) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 35% through June 30, 2013 and 33.5% thereafter.

Reconciliation of Adjusted Gross Profit Margin
For the Three and Twelve Months Ended December 31, 2013 and 2012
(Unaudited)

	Three Months Ended December 31, 2013			Three Months Ended December 31, 2012
	As reported		Adjusted	As reported		Adjusted
	(GAAP)	Adjustments	(Non-GAAP)	(GAAP)	Adjustments	(Non-GAAP)
(In thousands)

Total revenues	$ 241,945	$ —	$ 241,945	$ 198,360	$ —	$ 198,360
Total cost of revenues (1)	163,619	(311)	163,308	133,850	—	133,850
Gross profit	$ 78,326	$ 311	$ 78,637	$ 64,510	$ —	$ 64,510
Gross profit margin	32.4%		32.5%	32.5%		32.5%

	Twelve Months Ended December 31, 2013			Twelve Months Ended December 31, 2012
	As reported		Adjusted	As reported		Adjusted
	(GAAP)	Adjustments	(Non-GAAP)	(GAAP)	Adjustments	(Non-GAAP)
(In thousands)

Total revenues	$ 876,486	$ —	$ 876,486	$ 780,449	$ —	$ 780,449
Total cost of revenues (1)	595,287	(8,670)	586,617	536,087	—	536,087
Gross profit	$ 281,199	$ 8,670	$ 289,869	$ 244,362	$ —	$ 244,362
Gross profit margin	32.1%		33.1%	31.3%		31.3%

(1) Adjustment to cost of ATM operating revenues for the three and twelve months ended December 31, 2013 is related to the nonrecurring charge for retroactive property taxes on certain ATM locations in the U.K.

Reconciliation of Free Cash Flow
For the Three and Twelve Months Ended December 31, 2013 and 2012
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands)
Cash provided by operating activities	$ 61,082	$ 42,063	$ 183,557	$ 136,388
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions	(31,551)	(12,211)	(77,153)	(92,803)
Free cash flow	$ 29,531	$ 29,852	$ 106,404	$ 43,585

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2014
(Unaudited)

	Estimated Range
	Full Year 2014

	(In millions, except per share information)

Net income	$51.7	-	$54.7
Adjustments:
Interest expense, net	17.2	-	17.7
Amortization of deferred financing costs	10.3	-	10.3
Income tax expense	27.8	-	29.3
Depreciation and accretion expense	76.0	-	78.0
Amortization expense	34.0	-	34.0
EBITDA	$217.0	-	$224.0

Add back:
Noncontrolling interests	(1.2)	-	(1.2)
Stock-based compensation expense	14.7	-	14.7
Acquisition-related expenses	5.5	-	5.5
Adjusted EBITDA	$236.0	-	$243.0
Less:
Interest expense, net (1)	17.0	-	17.5
Depreciation and accretion expense (1)	74.5	-	76.5
Income tax expense (2)	46.2	-	47.7
Adjusted Net Income	$98.3	-	$101.3

Adjusted Net Income per diluted share	$2.20	-	$2.27

Weighted average shares outstanding – diluted	44.7	-	44.7

(1) Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(2) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 32%.

Contact Information:

Cardtronics — Media	Cardtronics — Investors
Nick Pappathopoulos	Chris Brewster
Director – Public Relations	Chief Financial Officer
832-308-4396	832-308-4128
npappathopoulos@cardtronics.com	cbrewster@cardtronics.com

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